UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          Amendment #1

                      iWizard Holding, Inc.
               ------------------------------------
          (Name of small business issuer in its charter)

        Nevada                  7389               86-1042819
   ----------------       ---------------        --------------
(State or jurisdiction   (Primary Standard      (I.R.S. Employer
 of incorporation or         Industrial       Identification No.)
    organization)       Classification Code
                              Number)

                 4021 North 75th Street, Suite 102
                        Scottsdale, AZ 85251
                          (480) 425-0333
              ---------------------------------------
            (Address and telephone number of principal
                        executive offices)

                 4021 North 75th Street, Suite 102
                       Scottsdale, AZ 85251
                          (480) 425-0333
             -----------------------------------------
            (Address of principal place of business or
               intended principal place of business)

                         James P. Piccolo
                 4021 North 75th Street, Suite 102
                        Scottsdale, AZ 85251
                          (480) 425-0333
             -----------------------------------------
           (Name, address and telephone number of agent
                            for service)

                           Copies to:
                  NevWest Securities Corporation
              2654 West Horizon Ridge Pkwy, Suite B-3
                        Henderson, NV 89052
                          (702) 257-4660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for                the               same               offering.
_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
_________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

----------------------------------------------------------------------
                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------
 Tile of each     Dollar     Proposed      Proposed     Amount of
   class of      amount to    maximum      maximum     registration
 securities to      be       offering     aggregate        fee
 be registered  registered   price per     offering
                               unit        price(1)
----------------------------------------------------------------------
 Common Stock   $887,000.00     $0.50     $887,000.00     $81.61
----------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




PAGE-1-




                                                       Prospectus
                      iWizard Holding, Inc.
                1,774,000 Shares of Common Stock

iWizard Holding, Inc. ("IWH" or the "Company") is offering an aggregate of 1,774,000 shares of IWH's common stock ("Shares") to be sold, from time to time, by one or more of the selling stockholders of IWH (collectively, "Selling Stockholders").

The selling shareholders will sell at a price of $0.50 per share until the Shares are quoted on the OTC Bulletin Boardr or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices. IWH and the Selling Stockholders have no brokerage agreements or other agreements for the sale of the Shares. The proceeds from the sale of the Shares will go directly to the Selling Stockholders and will not be available to IWH.

Prior to this offering, there has been no public market for IWH's
common  stock.   Neither  the  Nasdaq  National  Market  nor  any
national securities exchange lists IWH's common stock.

    Investment in the shares involves a high degree of risk.
             See "risk factors" starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this Prospectus is January 14, 2003








PAGE-2-




                        TABLE OF CONTENTS

                                                                    PAGE

PART I: INFORMATION REQUIRED IN PROSPECTUS                          4

 Summary Information and Risk Factors.                              4
 Use of Proceeds.                                                   8
 Determination of Offering Price.                                   8
 Dilution.                                                          8
 Selling Security Holders.                                          9
 Plan of Distribution.                                             10
 Legal Proceedings.                                                11
 Directors, Executive Officers, Promoters and Control Persons.     11
 Security Ownership of Certain Beneficial Owners and Management.   13
 Description of Securities.                                        14
 Interest of Named Experts and Counsel.                            14
 Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities.                                       14
 Organization Within Last Five Years.                              15
 Description of Business.                                          15
 Management's Discussion and Plan of Operation.                    21
 Description of Property.                                          23
 Certain Relationships and Related Transactions.                   23
 Market for Common Equity and Related Stockholder Matters.         24
 Executive Compensation.                                           25
 Financial Statements.                                             27
 Changes In and Disagreements With Accountants on Accounting and
 Financial Disclosure.                                             40











PAGE-3-




               INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors.

The Company

Headquartered in Scottsdale, Arizona, iWizard Holding, Inc. ("IWH" or the "Company") was organized by the filing of articles of incorporation with the Secretary of State of the State of Nevada on October 12, 2001. iWizard Holding is a technology based marketing company with an almost even emphasis on technological and marketing skills.

On  October  26,  2001  IWH acquired its core  technology  via  a
Technology   Transfer  Agreement  between  IWH  and   Diamondback
Voicemail  Systems,  Inc.,  an  Arizona  corporation,  and  Irvin
Wilson, an individual.

IWH's administrative office is located at 4021 North 75th Street, Suite 102, Scottsdale, Arizona 85251, telephone (480) 425-0333.

IWH's fiscal year end is December 31.

Summary Financial Information

The summary financial data are derived from the historical financial statements of IWH. This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this Prospectus.

Balance Sheet Data
                            September 30,    June 30,    December 31,
                                2002          2002          2001
Assets
Current assets              $  297,277  $   179,597   $      449
Fixed assets, net              174,681      161,144            -
Other assets                     6,775        6,808        1,978
Liabilities                     39,295       48,485       11,226
Stockholders' equity           439,438      299,064       (8,799)
(deficit):


Statement of Operations Data
                                For the      For the      October
                              three-month  nine-month    12, 2001
                                period       period      (Inception)
                                 ended        ended         to
                               September    September    September
                                  30,          30,          30,
                                 2002         2002         2002
                             -------------  -----------  -----------
Revenue                       $   443,487    $ 597,794    $ 597,794
Total expenses                    303,113      664,057      682,856
Net income (loss)             $   140,374    $ (66,263)   $ (85,062)
                             -------------  -----------  -----------
Net income (loss) per share - $      0.01    $ (0.01)
basic and fully diluted      =============  ===========




PAGE-4-




The Offering

The Offering consists entirely of shares offered by the Selling Stockholders. IWH is offering no shares. The Selling Stockholders are offering 1,774,000 shares of common stock at market prices as soon as practicable after this Registration Statement becomes effective.

The  proceeds  of the Offering will go directly  to  the  Selling
Stockholders.  None of the proceeds will be available to IWH.

The selling shareholders will sell at a price of $0.50 per share until the Shares are quoted on the OTC Bulletin Boardr or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

IWH's  Transfer  Agent is Executive Registrar & Transfer  Agency,
3118  W.  Thomas Road, Suite 707, Phoenix, AZ 85017, phone  (602)
415-1273.

IWH has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling Stockholders will be responsible for any related commissions, taxes, attorney's fees, and related charges in connection with the offer and sale of the Shares. The Selling Stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Auditors  Expressed  Substantial Doubt  About  IWH's  Ability  to
Continue as a Going Concern

IWH was formed in October 2001. IWH has no demonstrable operations record, on which you can evaluate the business and its prospects. IWH's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. IWH cannot guarantee that it will be successful in accomplishing its objectives. To date, IWH has not achieved profitability and may incur losses in the next twelve to eighteen months. Taking these facts into account, the independent auditors of IWH have expressed substantial doubt about IWH's ability to continue as a going concern.

IWH  May  not Be Able to Attain Profitability Without  Additional
Funding, Which May Be Unavailable

IWH has limited capital resources. Unless IWH begins to generate sufficient revenues to finance operations as a going concern, IWH may experience liquidity and solvency problems. While IWH does not foresee such difficulties in the next twelve months, liquidity and solvency problems may force IWH to go out of business if additional financing is not available.




PAGE-5-




IWH's  Entry into a Highly Competitive Market  May  Result  in
Failure because Its Rivals have Greater Resources

IWH encounters intense competition in all aspects of its business from other multimedia services firms, a significant number of which have greater capital and other resources than IWH. IWH, a new entrant in a highly competitive market, will have to compete for market share with a number of established rivals. There can be no assurance that IWH will be able to compete successfully in the future or that competition will not have a material adverse affect on IWH's results of operations.

Purchasers  in  This  Offering will Have Limited  Decision-Making
Authority  because Principal Stockholders, Officers and Directors
Control the Majority of Outstanding Stock in IWH

The directors and executive officers and their affiliates beneficially own approximately 56.69% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. As a result, purchasers in this offering will have limited decision-making authority.

IWH Does not Have Employment Contracts with Top Management

The operations of IWH depend substantially on the skills and experience of the current management team. Without employment contracts, IWH may lose current management to other pursuits without a sufficient warning and, consequently, go out of business.

The  Stock of IWH Is a Speculative Investment That May Result  in
Losses to Investors

As of the date of this Registration Statement, there is no public market for IWH's Common Stock. This Registration Statement is a step toward creating a public market for IWH's stock, which may enhance the liquidity of IWH's shares. However, there can be no assurance that a meaningful trading market will develop. IWH makes no representation about the value of its Common Stock.

If the stock ever becomes tradable, the trading price of IWH's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates by analysts, announcements of technological innovations or new solutions by IWH or its competitors, general conditions in service industries, and other events or factors, many of which are beyond IWH's control. In addition, the stock market may experience extreme price and volume fluctuations which, without a direct relationship to the operating performance, may affect the market price of IWH's stock.

  Penny Stock Regulations Are Likely to Inhibit the Liquidity of IWH Stock

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.




PAGE-6-




Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of IWH and those preceded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable
terminology.   Investors should understand that the risk  factors
described above, in addition to those discussed elsewhere in this document, could affect IWH's future results and could cause those results to differ materially from those expressed in such forward-looking statements.

Use of Proceeds.

The  proceeds  of the Offering will go directly  to  the  Selling
Stockholders.  None of the proceeds will be available to IWH.

Determination of Offering Price.

As there is no public market in the Shares, IWH used the price of $0.50 per share, which is what the majority of the Selling Shareholders had paid for their shares, as the benchmark offering price. The Selling Shareholders will sell at a price of $0.50 per share until the Shares are quoted on the OTC Bulletin Boardr or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.

Dilution.

Not applicable.














PAGE-7-




Selling Security Holders.

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

---------------------------------------------------------------------
Name of Beneficial Owner    Number   Number    Number     Percentage
     of Common Stock          of       of        of          of
                            Shares   Shares    Shares      Shares
                           Benefic   Offered  Benefic     Benefic
                             ially              ially       ially
                            Owned              Owned       Owned
                            before             after       after
                             the                the         the
                           Offering           Offering   Offering
--------------------------------------------------------------------
Astro Base LLC, c/o          50,000   50,000         0       0.00%
Richard P. Ehret
Carol Basso                  40,000   40,000         0       0.00%
Howard Blakey                50,000   50,000         0       0.00%
Donald A. Glendenning       100,000  100,000         0       0.00%
Esther R. Glendenning        10,000    5,000     5,000       0.05%
William R. Glendenning        5,000    5,000         0       0.00%
Terry Hernbroth              50,000   50,000         0       0.00%
Jake Jacobson                 5,000    5,000         0       0.00%
Jensen Revocable Trust,     200,000  200,000         0       0.00%
Ronald L. Jensen TTEE
Michael Lecak IRA, UBS       36,000   36,000         0       0.00%
Paine Webber Inc.
custodian
Michael Lechter             150,000   50,000   100,000       0.91%
Legend Advisory             500,000  250,000   250,000       2.27%
Corporation, c/o Micheal
Quiel
James K. Martens &          200,000  200,000         0       0.00%
Constance Jean Martens
Frank McKinley               50,000   50,000         0       0.00%
Barbara Mulloy                2,000    2,000         0       0.00%
Charles Mulloy                2,000    2,000         0       0.00%
Mary P. Piccolo             570,000  250,000   320,000       2.90%
Robert A. Quiel             500,000  250,000   250,000       2.27%
Ann G. Ryan                   4,000    4,000         0       0.00%
Paul A. Seltzer              10,000   10,000         0       0.00%
Paul Seltzer Self-          100,000  100,000         0       0.00%
Directed IRA, Colonial
Trust Company custodian
Sidney Simon                  5,000    5,000         0       0.00%
Edward Stone                 10,000   10,000         0       0.00%
Dorothy M. Wilson            45,000   45,000         0       0.00%
Kelly M. Wilson               5,000    5,000         0       0.00%
--------------------------------------------------------------------
Mary P. Piccolo is the mother of James P. Piccolo, President &
Chief Executive Officer. Dorothy M. Wilson is the mother of David Wilson, Vice President Marketing & Business Development. Kelly M. Wilson is a daughter of David Wilson, Vice President Marketing & Business Development. No other Selling Stockholder has  been  affiliated with IWH in any capacity in the past  three
years.   None of the Selling Stockholders is a  broker/dealer
nor an affiliate of a broker/dealer.




PAGE-8-




Plan of Distribution.

The selling stockholders may offer their shares at various times in one or more of the following transactions:
*    in the over-the-counter market;
*    on any exchange on which the shares may hereafter be listed;
*    in negotiated transactions other than on such exchanges;
*    by pledge to secure debts and other obligations;
*    in  connection with the writing of non-traded and exchange-
  traded   call  options,  in  hedge  transactions,  in  covering
  previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or
*    in a combination of any of the above transactions.

The selling shareholders will sell at a price of $0.50 per share until the Shares are quoted on the OTC Bulletin Boardr or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

The  selling  stockholders may use broker/dealers to  sell  their
shares.   The  broker/dealers will either  receive  discounts  or
commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

Some of the Selling Stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the Selling Stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The Selling Stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders. Under the rules and regulations of the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to IWH's common stock for a period of two business days prior to the commencement of such distribution.

The Selling Stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The Shares offered hereby are being registered by IWH, and IWH has paid the expenses of the preparation of this Prospectus. IWH has not made any underwriting arrangements with respect to the sale of shares offered hereby.

IWH has engaged the services of NevWest Securities Corporation, a registered broker/dealer for purposes of assisting IWH, its legal counsel, and independent auditing firm in (a) compiling the documentation requisite to the preparation of reporting documents; (b) preparing this prospectus/registration statement;
(c) compiling supplemental documentation as required by applicable state or federal securities rules and regulations; and
(d) preparing comment letter responses and amended filings. The combined total actual and anticipated compensation to NevWest Securities Corporation for such services rendered is $2,800.00.




PAGE-9-




There are no arrangements with NevWest Securities Corporation for participation in the offers and sales of the Shares by the Selling Securityholders.

Legal Proceedings.

No director, officer, significant employee, or consultant of IWH has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of IWH has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of IWH has been convicted of violating a federal or state securities or commodities law.

Certain aspects of IWH's business involve risks of liability. For example, there can be no assurance that third parties will not claim that IWH has misappropriated their creative ideas or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require IWH to enter into costly royalty or licensing arrangements to prevent IWH from using important technologies or methods, any of which could have a material adverse effect on IWH's business, financial condition or operating results.

Directors, Executive Officers, Promoters and Control Persons.

Directors, Executive Officers, Promoters and Control Persons

Each of IWH's directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding executive officers and directors of IWH as of the date of this Registration Statement:

    NAME      AGE                     POSITION
----------------------------------------------------------------------
James P.       44      President & Chief Executive Officer,  Director
Piccolo                - Chairman of the Board

Mary E.        36      Secretary, Director
Piccolo

Irwin Wilson   41      Chief    Development   Engineer,    Treasurer,
                       Director

David L.       49      Vice    President   Marketing    &    Business
Wilson                 Development

John R. Knoll  40       Chief Technical Officer
----------------------------------------------------------------------



PAGE-10-




The  persons  named  above have held their office/position  since
October 21, 2001, and are expected to hold their office/position until the next annual meeting of IWH's stockholders.

All  individuals listed in the table, except Mary E.  Piccolo, will  work full-time for IWH.  Mary E. Piccolo will dedicate  20%
of her time to the business of IWH.

Background  of  Directors,  Executive  Officers,  Promoters   and
  Control Persons

Mr.  James  P.  Piccolo - President and Chief Executive  Officer,
Director.   Mr. Piccolo is also the President and CEO  of  Tru
Dynamics, Inc., a private company. From March 1998 to August 2001 prior to joining IWH, Mr. Piccolo served as the President of Tru Dynamics International, Inc. (formerly Travel Dynamics, Inc.), an international marketing company with four wholly owned subsidiaries in the U.S. and offices in the United States, Japan and Korea. Until November 2001, Tru Dynamics International, Inc. was listed on the OTC Bulletin Boardr under the symbols TRDI and TRDIE and was a reporting issuer under the Securities Exchange Act of 1934. From 1984 to 1996, Mr. Piccolo had a career as an after-market sport truck accessory entrepreneur and designer. In 1987 while working with Hot Tops Inc., Mr. Piccolo developed a training and co-op advertising program for after-market sport-truck installers nationwide. In 1992, Mr. Piccolo co-founded the International Sport Truck Association. Since 1998 Mr. Piccolo has been speaking and teaching his entrepreneur techniques internationally. He has delivered educational, inspirational and motivational speeches to audiences worldwide in destinations like Maui, Acapulco and Cancun (Mexico), Seoul (South Korea), Bali (Indonesia), Cairo (Egypt), Paradise Island (Bahamas), and Puerto Rico as well as scores of domestic venues. Mr. Piccolo holds a BA degree in Business Administration from the University of Nebraska.

Ms. Mary E. Piccolo - Secretary, Director. From March 1998 to July 2001 Ms. Mary Piccolo at various times served as Director, Vice President of Marketing, and President of Tru Dynamics, Inc. a direct sales travel and education company. Over the last four years her career focus has been on the education and training of the company's thousands of distributors and associates. From July 2001 - current she has acted as a field representative for that same company. From 1995- current she held field sales positions in several companies including Tru Dynamics, GPG, and Excel. Prior to 1995 Ms. Piccolo has held marketing and sales positions for ClubMed, Southwest Arrangers, and Continental Airlines. Ms. Piccolo began her public speaking career in 1998 with a focus on sales and marketing training. Ms. Piccolo has shared the stage with such notable celebrity speakers such as Mark Victor Hansen ("Chicken Soup For The Soul"), Robert Allen ("No Money Down"),
Dolf deRoos ("Real Estate Riches"), Tom Hopkins ("The Art Of Closing The Sale"), and Omar Periu ("Investigative Selling"), as well as famous Hollywood celebrities like Art Linkletter and Ed McMahon. Ms Piccolo studied literature at The University of Arizona.

Mr. David Wilson - Vice President, Business Development; Director. Mr. David Wilson brings over 25 years experience in direct, database, the Internet, and Customer Relationship Marketing (CRM). Prior to joining IWH, from 1984 - 2000 Mr. Wilson held various executive level positions in sales, marketing, business development and general management with Acxiom Corporation, a publicly held company. His knowledge and experience in partnerships and alliances helped solidify relationships with such companies as IBM, Compaq, Oracle, and SAS. Prior to Acxiom, Mr. Wilson was a founder and president of BSA Fulfillment a catalog product fulfillment and marketing business. Mr. Wilson holds a B.S. in Mathematics from Indiana University.

Irvin E. Wilson - Chief Development Engineer, Co-Founder, Director. Mr. Irvin Wilson has an extensive background in the development of IVR (Interactive Voice Response) and Web-based content delivery mechanisms. Prior to joining IWH, From 1999-2001 he worked with Diamondback Voicemail Systems, Inc., a web enabled voicemail solutions provider and developer. Mr. Irvin Wilson was the chief software architect of Diamondback Voicemail System's products and services, including all on-line and
telephony   based  systems.   From  1984-1999,   prior   to   his
involvement with voicemail technology, Mr. Wilson acquired extensive experience in large call-center operations. His core competencies include marketing and promotion design, sales management as well as systems design and implementation. Mr. Wilson holds a BA in Economics from Eastern Illinois University.




PAGE-11-




John Knoll, Chief Technical Officer. Mr. John Knoll has experience that encompasses more than fifteen years in the technology industry. His areas of expertise include database programming as well as systems integration and administration. Prior to joining IWH , from December 1999 to July 2001 ,
Mr. Knoll was the Chief Technical Officer for Tru Dynamics International Inc., an international marketing company with four wholly owned subsidiaries in the U.S. and offices in the United States, Japan and Korea. In 1987-1992 Mr. Knoll worked as a technical staff member of Logicon a major aerospace software development corporation where he developed leading edge military mission planning and aircraft performance polynomial software for the U.S. Air Force. From 1992-1994 Mr. Knoll was employed by the University Of Nebraska Medical Center as a custom software engineer. From 1994-1999 Mr. Knoll was an IT consultant, he designed business software solutions for West Telecommunications a major telecommunications company, California Energy a global energy company and Guarantee Life an insurance company. He holds a B.S. in Biology, a B.S. in Computer Science and a B.A in General Science from the University of Nebraska.

Family Relationships

Mary E. Piccolo is the wife of James P. Piccolo.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of IWH's Common Stock by all persons known by IWH to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to IWH's knowledge, either sole or majority voting and investment power.

Title Of      Name of         Position        Amount of    Percent of
 Class      Beneficial                         shares        Class
          Owner of Shares                      held by
                                                Owner
-----------------------------------------------------------------------
Common       James P.         President &     1,875,000     17.0%
             Piccolo          Chief
                              Executive
                              Officer,
                              Director -
                              Chairman of
                              the Board

Common    Mary E. Piccolo     Secretary,      1,875,000     17.0%
                              Director

Common     Irwin Wilson       Chief           1,750,000     15.9%
                              Development
                              Engineer,
                              Treasurer,
                              Director

Common    David L. Wilson     Vice President  1,000,000      9.1%
                              - Business
                              Development

Common     John R. Knoll      Chief             250,000      2.3%
                              Technical
                              Officer
Common                        Executive       6,750,000     61.2%
                              Officers and
                              Directors as a
                              Group
-----------------------------------------------------------------------

Common    Mary P. Piccolo                      570,000       5.2%

James P. Piccolo & Mary E. Piccolo control their shares through Piccolo Enterprises LP.

The address of each executive officer, director, significant employee, and significant shareholder is c/o iWizard Holding, Inc., 4021 North 75th Street, Suite 102, Scottsdale, Arizona
85251.




PAGE-12-




Description of Securities.

IWH, a Nevada corporation, is authorized to issue 20,000,000 shares of Common Stock, $0.001 par value. IWH has currently issued approximately 11,029,000 shares of Common Stock to officers, directors, investors, and employees of IWH. The holders of Common Stock (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Board of Directors of IWH; (ii) are entitled to share ratably in all assets of IWH available for distribution to holders of Common Stock upon liquidation, dissolution, or winding up of the affairs of IWH; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share of Common Stock, on all matters which stockholders may vote on at all meetings of Shareholders. There is no cumulative voting for the election of directors. As of the date of this Prospectus, there are
11,029,000 shares of Common Stock outstanding held by approximately thirty-five (35) shareholders of record. (See also "Principal Shareholders.")

IWH  is  also  authorized to issue 5,000,000 shares of  Preferred
Stock, $0.001 par value. However, IWH has not issued and does not have outstanding Preferred Stock as of the date of this prospectus.

Interest of Named Experts and Counsel.

None.

Disclosure   of   Commission  Position  of  Indemnification   for
Securities Act Liabilities.

Indemnification of Directors and Officers

IWH's Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer. IWH indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at IWH's request as one of its officers or directors. IWH may indemnify  such  individuals  against  all  costs,  expenses  and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of IWH's directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, IWH's best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.




PAGE-13-




Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The  Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years.

IWH was organized by the filing of articles of incorporation with the Secretary of State of the State of Nevada on October 12, 2001.

On  October  26,  2001  IWH acquired its core  technology  via  a
Technology   Transfer  Agreement  between  IWH  and   Diamondback
Voicemail Systems, Inc., an Arizona corporation, and Irvin Wilson
("Wilson"), an individual.




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Description of Business.

A.   Business Development and Summary

Headquartered in Scottsdale, Arizona, iWizard Holding, Inc. ("IWH" or the "Company") was organized by the filing of articles of incorporation with the Secretary of State of the State of Nevada on October 12, 2001. iWizard Holding is a technology based marketing company with an almost even emphasis on technological and marketing skills.

On  October  26,  2001  IWH acquired its core  technology  via  a
Technology   Transfer  Agreement  between  IWH  and   Diamondback
Voicemail  Systems,  Inc.,  an  Arizona  corporation,  and  Irvin
Wilson, an individual.

IWH's administrative office is located at 4021 North 75th Street, Suite 102, Scottsdale, Arizona 85251, telephone (480) 425-0333.

IWH's fiscal year end is December 31.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets

Principal Services

IWH plans to market (a) advanced e-mail delivery, collection and tracking services designed for high volume broadcast; (b) transactional applications capable of handling unlimited numbers of attachments to messages in any format, including graphics and audio, and links to sites on the Web with "click through" tracking; and (c) Internet-based lead generation, conversion and electronic Customer Relationship Marketing (eCRM). Automated rich media response communications will be employed to provide a more personal and enriching experience for the prospect. Management of all inbound replies and requests will be included. Delivery reports will be available on demand online and sent automatically at completion.

IWH's services will feature the following:
*    optional personalization of message text;
*    lead generation and management administration
*    customer enhanced rich media communications
*    customer analysis and profiling
*    customer database administration and maintenance
*    real-time Web based client accounting statistics;
*    interactive forms capability to support applications such as
  E-Surveys;
*    automated  Response/Reply/Remove  processing  (with   SPAM
  resistance);
*    replace reference to files with unique URL per destination;
  and
* summary/Detail report on posting and Internet delivery responses;

As specialists in managed rich media e-mail delivery and eCRM, IWH plans to offer highly customized and sophisticated marketing programs without the need of highly skilled technical experts on staff. IWH believes that its rich media e-mail delivery marketing services would offer advantages for high volume broadcasts programs such as newsletters, product promotions, education & training, confirmations and automated customer communications on, for example, holidays, birthdays and anniversaries.




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IWH will manage all aspects of the rich media marketing services from auto-response replies, opt-out processing, name/address hygiene, and data enrichment. Campaign reports will be available on demand and identify prospect conversion, customer response, campaign profitability, and a host of other management information. All reports will be available on-line anytime and be password protected for security purposes. Customer support will encompass account setup, customer service, accounting, and commission distribution with online statistics.

Principal Products

Since  its  inception  in October  2001  IWH  has  focused  on
building   two  new  software  packages  utilizing   rich   media
technology, the Communicator and the Classroom.

The Communicator is designed to allow companies with large sales organizations to communicate with their sales force and customers using rich media over the Internet with a minimal fixed cost to each user. The features of the Communicator include personalization of preference settings on the basis of users' individual photograph, personal message, website links, and voice and e-mail contact information. The Communicator allows the user to set up recipients in an address-book format and use personalized information to group individuals for more effective group messaging capability. The Communicator can be used internally for sales information and motivation. Alternatively, rich media tools of the Communicator allow the user to reach out to target customers. The Communicator sends movie clips, talking video business cards, full audio recordings, and fax-style documents converted to .pdf (Adobe Acrobat) format. The audio messages can be of any length. The longer recorded conference calls or sales training sessions are compressed and will "stream in" and load on a normal dial-up modem connection in a matter of seconds. This technology allows the recipient to perform other tasks on their computer while listening to the rich media-streaming message in her e-mail box. The Communicator also is an alternative to faxing because it allows to send high quality documents that can be printed by the recipient in color.

The Classroom is not yet available in a commercial version. The Classroom will be a live web-streaming product designed to allow customers to hold web conferences with large groups in attendance. The Classroom will allow the attendees to participate without a broadband connection with just a standard home dial-up line. The host will be able to make an electronic presentation to all participants that log in to the Classroom. The streaming Classroom technology should allow the participants to hear the host live.

Description of Technology

IWH plans to build its services on the concept of taking electronic mail (or email) and expanding this common service into a full-fledged content delivery system.

To accomplish this task IWH has developed a series of technologies that allow end-users to use existing personal computer applications to retrieve, view, listen to, and interact with what has been, prior to IWH, a static "one-way" medium.

IWH   has  developed  the  following  advanced  applications  and methodologies:




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Voicemail to Internet Streaming File Conversion

Telephone based voicemail systems and personal computers typically use incompatible sound file formats. Specialized software is required and codecs (the software or "code" that allows a computer to recognize and play the sound file) must be specifically determined per file in order for telephone system type files to be played with a personal computer. IWH's technology allows us to take a voicemail file, find a closely matching computer ".wav" format (a common personal computer sound file type) and convert to this new format to enable a standard computer .wav file player to play the file. These .wav files are then further compressed for ease of playback over the Internet using formats that are built around the characteristics of the human speaking voice. This entire conversion, from initial voicemail type format to standard .wav format to compressed .wav or streaming format, is handled programmatically using IWH developed technology. This technology allows IWH to record speech via any telephone anywhere in the World and play back via email (also anywhere in the World) in a manner of seconds.

Email Content Delivery

Delivering content beyond simple messages using common email requires that each email provider's capabilities and limitations be taken into consideration. Capabilities of email providers vary widely. Email clients such as MS Outlook and Lotus Notes each also have their own peculiarities in regards to what can be delivered into customer inboxes. Another aspect of IWH's technological advances is the ability to pre-determine what an email customer likely can and can't receive in their email based on a variety of factors. These limitations are each catalogued and built around to deliver the "most" product to each individual customer. IWH tracks email capabilities per ISP and also automatically logs what type of client/operating system the end user is using to access his/her email. This is very important to insure proper delivery and is an integral part of IWH's abilities.

Data driven model

All services of IWH Holding, Inc. are built upon a data driven model. Database tables are used to provide a "backbone" from which to deliver, report upon, and customize IWH services. This data driven modeling is essential to the success of all IWH projects and services. All data modeling is designed per service to allow complete tracking and reporting per each customer/service. This data tracking, alone, represents hundreds of thousands of records, each requiring automated querying and analysis. These tasks are handled via custom-built software applications specific to IWH products and services.

Review

IWH utilizes both in-house developed and external applications to deliver content via the email medium. These tasks require specialized procedures that take IWH well beyond the capabilities of any current email delivery or email marketing concern. Our data, as collected, also represents a tool in itself. IWH has the capability to closely monitor all aspects of a customer's use of our services in a completely non-intrusive manner. This ability, combined with the ability to deliver virtually any electronic media via the email medium, represents the backbone of IWH's technological value to clients and potential clients.

Currently, IWH's technologies are not subject to patents or trademarks. It is not clear if IWH will be able to secure and/or protect proprietary rights in its technologies.




PAGE-17-




Industry Background and Target Markets

The proliferation of the Internet has dramatically increased the role of electronic messaging in business and private communications. IWH believes that daily e-mail volumes will continue to grow, and web-conferencing services will play a more prominent role in business and educational communications. Thus, despite growing competition, it appears that e-mail and multimedia messaging market represent a lucrative business opportunity. In the opinion of management, with its premium services and tools IWH is well positioned to capitalize on business opportunities in this expansive market.

IWH will be focusing on introducing Web-based marketing methods aimed at the following markets: public speakers, charity groups, membership fraternal, real estate, insurance, personal finance and other multi-level marketing organizations. The speakers segment of IWH's market will receive services generally focused on Internet-based mentoring programs and electronic customer relationship management. The other segments will receive communication-focused services (voice mail, e-mail and electronic training delivery methods).

Of the target segments, IWH's initial focus will be on the smaller but more profitable segment - public speaking professionals. These service-minded professionals are expected to be calling on IWH to deliver their content in a quick and cost effective method. Individuals in this industry should recognize IWH's dynamic technology delivery method as a means to build brand image and increase revenues through repeat sales of the
product  and  services  they  offer.   This  market  segment  has
tremendous potential due to the loyalty developed between the customer and the speaking personality, as well as the face-to-face sales methods utilized by most of these professionals.

IWH's largest market segment will be insurance, real estate and mortgage broker organizations. These organizations are expected to call upon IWH to assist in expanding their organizations as well as position their customer relationships for future product sales activity. IWH services will provide a personalized and cost-effective means for these brokers to disseminate enriched content on a completely customizable basis. IWH will enable these organizations to keep themselves "closer" to their member base and to provide much more specific and current information on the effectiveness of their sales and service efforts.

The main rationale for IWH's focus on these market segments is the large customer bases served by them. In each case, strong and profitable customer relationships are essential to the survival and effectiveness of a business. IWH's also plans to benefit from a network of contacts that IWH's Founding Board has in the target market segments, which should make the penetration into these market segments quick and effective.

(2)  Distribution Methods of the Products or Services

Sales strategy at iWizard Holding will be focused on using IWH's technology to deliver rich media campaigns to the targeted clientele. Highly targeted email lists will be purchased in each of the targeted markets to deliver our offer. For larger corporations and revenue opportunities, IWH will employ direct sales presentations. The emphasis of such presentations will be on IWH's combined rich media technology and eCRM services to deliver greater revenues, repeat business with less effort, and a broadened image brand for an organization or a professional at a lower cost. IWH counts on proper delivery of the sales promise, which should lead to repeat business and additional sales for IWH.

(3) Status of any publicly announced new product or service

Not applicable.




PAGE-18-




(4)  Competitive business conditions

The management of IWH believes that no other competitor has successfully combined several types of services in an easy-to-use
Web based package in the same or similar way as IWH plans to do.

There are, however, companies that offer services competing with portions of IWH's services. In particular, IWH may face competition from providers of (a) Web based voicemail and (b) "back-office" services for the multi-level marketing industry.

Web based voicemail providers include Ptek Holdings, Inc. (Nasdaq
NM:   PTEK),  the  parent  company  of  VoiceCom,  and  One  Plus
Marketing.

To the best of IWH's knowledge, nobody has implemented web-based "back-office" services combining lead generation and management, rich media design and delivered messaging and eCRM services for the targeted industries. However, there are companies working towards this goal, including Earnware Corporation.

IWH believes that significant competition for its services will not arise until after the deployment in the market, when other companies become aware of the services IWH plans to offer.

(5)  Sources and availability of raw materials

Not applicable.

(6)   Customers

IWH will target public speakers, charity groups, membership fraternal, real estate, insurance, personal finance and other multi-level marketing organizations as target customer groups. Two clients of IWH, Tru Dynamics Inc., a direct sales organization, and Bionate International, Inc., a multi-level organization, have fully implemented the Communicator package for internal and external communication. (Tru Dynamics is a related party, as James P. Piccolo serves as the President and CEO of both Tru Dynamics, Inc. and IWH; Bionate International, Inc. is an unrelated party.)

As of the date of this prospectus, four more customers are working on the implementation of the package. Two of these customers are ready for the initial rollout, while the other two are still working on adapting the software (development stage).

Presently, the business of IWH does not depend on one or a few major customers. IWH does not anticipate that its business will substantially depend on one or a few major customers in the future.

(7)  Intellectual Property

IWH believes that its success and ability to compete is dependent in part on the protection of its potential trademarks, trade names, service marks and other proprietary rights. IWH intends to rely on trade secret and copyright laws to protect the intellectual property that it plans to develop, but there can be no assurance that such laws will provide sufficient protection to IWH, that others will not develop products and services that are similar or superior to those of IWH's, or that third parties will not copy or otherwise obtain and use IWH's proprietary information without authorization.




PAGE-19-




Currently, IWH has no patents, trademarks, or other registered proprietary rights.

There  can  be  no assurance that third parties  will  not  bring claims of copyright or trademark infringement against IWH or claim that certain of IWH's products, processes or features violates a patent. There can be no assurance that third parties will not claim that IWH has misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require IWH to enter into costly royalty or licensing arrangements to prevent IWH from using important technologies or methods, any of which could have a material adverse effect on IWH's business, financial condition or operating results.

(8)  Need for Government Approval

Not applicable.

(9)  Effect of existing or probable government regulations

Not applicable.

(10) Research and Development Expenditures

The Communicator - The core emailing hardware/software tool that is the base of the Communicator was developed by and acquired from DiamondBack Voicemail Systems, Inc. At the time of the sale to IWH, DiamondBack had developed an e-mail engine and a program concept. Prior to the sale to IWH, IWH was not conducting any development or research activities related to the product.

Since the purchase by IWH, IWH employees have developed the e-mail engine and the concept into the Communicator, making it a full-fledged production product. Irvin Wilson and John Knoll continued technical development and refinement and in-house designers provided additional visual design work. To date, the additional R&D activities that were needed to make the production version included refinement of operational methods and source codes to achieve successful operation of the product to be marketed. This was accomplished at a cost of $ 89,088 through September 30, 2002.

The Communicator has been thoroughly tested and is currently in production. On-going development will result in future versions of this product. IWH anticipates using in-house staff to develop future versions as it has done to date.

There is no significant additional R&D required to deliver a production version to market. IWH's current production version is thoroughly tested and available.

The  Classroom  -  Irvin  Wilson and  John  Knoll  developed  The
Classroom product in-house. The foundation for this product was not acquired from DiamondBack.

Development costs on this product are also reflected in the salaries of Mr. Wilson and Mr. Knoll plus additional salaries of software engineers as they were hired. Since September 30, 2002 through December 31, 2002, $37,879 has been paid to complete the development version of The Classroom product.




PAGE-20-




The Classroom is currently being tested as a beta product with selected customers. Testing is accomplished by developing "demonstration" presentations that are then viewed from a variety of geographic locations (domestic and international) using a variety of computing platforms (Macintosh, PC, etc.) and Internet connection speeds. Provided continued successful tests of this beta product no significant future R&D will be required to make this a production product.

(11) Environmental Issues

Not applicable.

(12) Employees

IWH presently has one (1) full-time employee, not including the officers and directors of IWH. IWH's employees are currently not represented by a collective bargaining agreement, and IWH believes that its relations with its employees are good. The management plans to add five to ten more employees over the next twelve (12) months period.

C.Reports to Security Holders

(1) After this offering, IWH will furnish its shareholders with audited annual financial reports certified by IWH' independent accountants, and may, in IWH' discretion, furnish unaudited quarterly financial reports.

(2) After this offering, IWH will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

(3) The public may read and copy any materials IWH files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site (http://www.sec.gov).

Management's Discussion and Plan of Operation.

This section must be read in conjunction with Audited and Unaudited Financial Statements included in this Prospectus.

IWH  was incorporated in the State of Nevada on October 12, 2001.
To date, IWH has:
*    organized operations,
*    capitalized itself through equity offerings,
* recruited and retained a management team and board of directors, and
*    developed a business plan and commenced initial operations.

The anticipated revenues will come from subscriptions for the Classroom and Communicator packages and from development of web sites. The anticipated expenses will include primarily the costs of staff and programmers and the technical infrastructure necessary to support the products sold. The Communicator is sold at approximately $20/user. The Classroom package has not been priced at this time.




PAGE-21-




In the initial approximately twelve-month operating period from October 12, 2001 (inception) to September 30, 2002, IWH generated $597,794 in revenues and incurred $682,856 in expenses. The revenues to date have come primarily from web site development services and limited product sales (the Communicator). The expenses have been for startup costs, rent, equipment and programming staff. The resulting cumulative net loss for the period from October 12, 2001 (inception) to June 30, 2002 was $85,062, or $0.01 per share. That loss is attributable primarily to the costs of start-up operations and officer salaries.

During the nine-month period ended September 30, 2002, IWH purchased computer software and equipment in the amount of $149,440 and furniture in the amount of $44,237. IWH recorded depreciation expense in the amount of $9,271 during the nine-month period ended September 30, 2002.

Some of the computer equipment valued at historical cost of $86,266 was purchased from Diamondback Voicemail Systems (Diamondback), a company owned 100% by Irvin Wilson who is also an officer, director and shareholder of IWH. As of September 30, 2002, IWH has paid a total $61,000 to Mr. Wilson for the assets.

In addition, some of the furniture valued at historical cost of $33,825 was purchased from James Piccolo, president of IWH, who is also a director and shareholder. As of September 30, 2002, IWH has paid a total of $33,825 to Mr. Piccolo for the assets.

IWH operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

IWH financed its initial operations primarily by issuing common stock in exchange for cash and services. On October 26, 2001, IWH issued 2,000,000 shares of its $0.001 par value common stock as founders' shares to James P. Piccolo, an officer and director of IWH, at par ($0.001 per share) for services valued at $2,000. On October 26, 2001, IWH issued 2,000,000 shares of its $0.001 par value common stock as founders' shares to Mary E. Piccolo, an officer and director of IWH, at par ($0.001 per share) for cash in the total amount of $2,000. On October 26, 2001, IWH issued 2,000,000 shares of its $0.001 par value common stock as founders' shares to Irvin Wilson, an officer and director of IWH, at par ($0.001 per share) for a technology transfer agreement valued at $2,000. On October 26, 2001, IWH issued 250,000 shares of its $0.001 par value common stock as founders' shares to John
R. Knoll, the Chief Technical Officer of IWH, at par ($0.001 per share) for corporate advisory services valued at $250. On October 26, 2001, IWH issued 750,000 shares of its $0.001 par value common stock as founders' shares to M. Patricia Piccolo, the mother of James P. Piccolo, at par ($0.001 per share) for services valued at $750. On October 26, 2001, IWH issued 3,000,000 shares of its $0.001 par value common stock as founders' shares to five (6) non-affiliated entities and individuals at par ($0.001 per share) in exchange for services valued at $3,000. During June 2002, IWH issued 1,029,000 shares of its $0.001 par value common stock for total cash of $514,500 (at $0.50 per share) pursuant to a private placement.

As of September 30, 2002, IWH's current assets consisted of $27,066 in cash, $268,843 in receivables, and $1,368 in advances. The corresponding working capital was $257,982. IWH believes that its current working capital together with the projected cash flow will be sufficient to continue as a going concern for the next twelve months.




PAGE-22-




IWH entered into a Technology Transfer Agreement dated October 26, 2001 with Diamondback Voicemail Systems (Diamondback) and Irvin Wilson, the president of Diamondback, whereby any and all rights were conveyed to IWH from Diamondback in consideration for 2,000,000 shares of its $0.001 par value common stock valued at $2,000. The 2,000,000 shares of common stock of IWH were issued to Irvin Wilson.

On April 15, 2002, IWH entered into an agreement with Signature Marketing Services (SMS) to provide services relating to lead generation and rich media communications. Both parties agreed to split revenues and expenses equally. On May 15, 2002, IWH and SMS signed a letter of intent with Sitewire, a subcontractor of SMS, to begin work on a lead generation and management system. The total estimated cost of the project was approximately $43,050. As of June 30, 2002, IWH had invested a total of $12,029. However, as of November 12, 2002, (a) the Sitewire project was completed and (b) IWH had cancelled the agreement with SMS.

In December 2002, IWH entered into an Information Management outsourcing relationship with Cashflow Technologies, Inc (CTI). CTI will pay IWH $25,000 per month for support and maintenance of all information technology related services associated with systems operations. IWH expects to complete the design and implementation of CTI's new web site as well as e-commerce system on December 28, 2002. CTI has paid IWH $341,000 to date for all web site and e-commerce system development work. A remaining payment of $68,000 should be made to IWH on December 29, 2002 upon system installation. IWH will continue to receive systems design and programming revenue from new projects in 2003.

IWH will also focus on releasing a production version of the Communicator and an Internet-based mentoring program. These products will be a subscription-fee service billed monthly to customers. Monthly subscription fees may range from $19.95 to $49.95 per customer depending on the client services and pricing model. The first production service of the Internet mentoring service will begin on January 15, 2003 for Dolf DeRoos, a real estate investment author and speaker. The recurring nature of the subscription fee revenue should provide a foundation for managing expenses from cash flow and reduce the risk associated with project related sales.

IWH does not have current plans to issue additional stock. These plans, however, depend on IWH's ability to attain sales growth in the next six (6) to twelve (12) months. IWH cannot guarantee that it will generate such growth. If the Company does not generate sufficient cash flow to support its operations in the next twelve (12) to eighteen (18) months, it may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that the Company would be able to raise enough capital to stay in business.

Description of Property.

On March 8, 2002, IWH entered into a sublease agreement with TBA Entertainment Group Phoenix, Inc. (TBA). Under the agreement, IWH is renting office space (3,673 square feet) in a one-story office building at 4021 North 75th Street, Suite 102, Scottsdale, Arizona 85251.

The term of the lease commenced on March 15, 2002 and ends on October 31, 2006. The monthly rental payments are as follows:

Period         Monthly
               Amount
----------  ------------
3/15/02 -    $  2,449
3/31/02

4/1/02  -    $  4,897
10/31/02

11/1/02 -    $  7,499
10/31/03

11/1/03 -    $  7,652
10/31/04

11/1/04 -    $  7,805
10/31/05

11/1/05 -    $  7,958
10/31/06

As of September 30, 2002, the Company paid TBA a refundable security deposit of $4,897 and rent totaling $31,833.




PAGE-23-




Certain Relationships and Related Transactions.

On  October  26, 2001, IWH issued 2,000,000 shares of its  $0.001 par  value  common  stock  as founders'  shares  to  James  P.
Piccolo, an officer and director of IWH, for total cash in the amount of $2,000.

On  October  26, 2001, IWH issued 2,000,000 shares of its  $0.001
par   value   common  stock  as  founders'  shares  to   Irvin
Wilson, an officer and director of IWH, for a technology transfer agreement valued at $2,000. In the estimation of Irvin Wilson, he invested approximately 250 work hours in the development of the technology subject to the agreement. Based on this information, Irvin Wilson and IWH mutually agreed to value the technology at $2,000.

On October 26, 2001, IWH issued a total of 750,000 shares of its $0.001 par value common stock as founders' shares to Mary P.
Piccolo, mother of James P. Piccolo, president and director of IWH in exchange for services valued at $750.

On October 26th, IWH issued a total of 2,000,000 shares of its $0.001 par value common stock to Mary E. Piccolo, secretary and director of IWH and wife of James P. Piccolo, president of IWH, exchange for services valued at $2,000.

During   the   period  ended  December  31,  2001,  James   P.
Piccolo, the president of IWH, loaned $5,000 to IWH, which bears no interest and is due upon demand. As of June 30, 2002, the current balance due was $5,000.

As of September 30, 2002, IWH had accounts receivable totaling
$6,343 due from Tru Dynamics, Inc., an entity, of which James  P.
Piccolo, the president of IWH, is the general partner.

As of September 30, 2002, IWH had an employee advance in the amount of $1,368M due from James Piccolo, president of IWH, who is also a director and shareholder of IWH.

As of September 30, 2002, IWH had accounts payable totaling $25,266 which is due to Diamondback Voicemail Systems
(Diamondback), a company owned 100% by Irvin Wilson who is also an officer, director and shareholder of IWH.




PAGE-24-




During the period ended September 30, 2002, IWH paid $15,000 to Tru Dynamics, Inc., an entity, of which James P. Piccolo, the president of IWH, is the general partner. The $15,000 was for the source code for a self-replicating web site. IWH believes that this purchase price was significantly less that the cost of developing similar source code from scratch.

During  the  period  ended September 30,  2002,  IWH  paid
$3,600 for rent expense to Irvin Wilson, an officer, director and shareholder of IWH. The rental expense covered an office used for software development.

Market for Common Equity and Related Stockholder Matters.

Market Information

As of the date of this Prospectus, there is no public market in IWH's Common Stock. This Prospectus is a step toward creating a public market for IWH's stock, which may enhance the liquidity of IWH's shares. However, there can be no assurance that a meaningful trading market will develop. IWH makes no representation about the value of its Common Stock.

As of the date of this Prospectus,
* there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of IWH;
* approximately 9,255,000 shares of issued and outstanding Common Stock not registered in this offering could be sold pursuant to Rule 144 under the Securities Act ; and
* there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, IWH has approximately 11,029,000 shares of $0.001 par value common stock issued and outstanding held by approximately 35 shareholders of record. IWH's Transfer Agent is Executive Registrar & Transfer Agency, 3118 W. Thomas Road, Suite 707, Phoenix, AZ 85017, phone (602) 415-1273.

Dividends

IWH has never declared or paid any cash dividends on its common stock. For the foreseeable future, IWH intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including IWH's financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.




PAGE-25-




Executive Compensation.

The following table sets forth all cash compensation paid by IWH to its officers, directors, and significant employees for the only completed fiscal year:

                   SUMMARY COMPENSATION TABLE
             for the fiscal year ended December 2001

    NAME              POSITION WITH COMPANY           RESTRICTED
                                                        STOCK
                                                       AWARD(S)
====================================================================
James P.      President & Chief Executive Officer,        $2,000
Piccolo        Director - Chairman of the Board        (2,000,000
                                                       shares of
                                                      common stock
                                                         at par
                                                         value)
--------------------------------------------------------------------
Mary E.             Secretary, Director                   none
Piccolo
--------------------------------------------------------------------
Irwin Wilson   Chief Development Engineer, Treasurer,     $2,000
               Director                                (2,000,000
                                                       shares of
                                                      common stock
                                                         at par
                                                         value)
--------------------------------------------------------------------
David L.       Vice President - Business Development      none
Wilson
--------------------------------------------------------------------
John R.             Chief Technical Officer               $250
Knoll                                                   (250,000
                                                       shares of
                                                      common stock
                                                         at par
                                                         value)
--------------------------------------------------------------------

On January 1, 2002, IWH started to compensate John Knoll, a director and shareholder, for his position as the chief technical officer of IWH at a rate of $85,000 per year. As of July 1, 2002, Mr. Knoll received a raise and his current annual salary is $100,000 per year. During the period ended September 30, 2002, Mr. Knoll has received a total of $84,352.

On February 1, 2002, IWH started to compensate David Wilson, a director and shareholder, for his position as the vice president of IWH. Mr. Wilson's current annual salary is $85,000 per year. During the period ended September 30, 2002, Mr. Wilson has received a total of $51,667.

On May 1, 2002, IWH started to compensate James Piccolo, a director and shareholder, for his position as the president of IWH at a rate of $85,000 per year. As of July 1, 2002, Mr.
Piccolo received a raise and his current annual salary is $170,000 per year. During the period ended September 30, 2002, Mr. Piccolo has received a total of $60,208.

On May 1, 2002, IWH started to compensate Irvin Wilson, a director and shareholder, for his position as the chief development engineer of IWH at a rate of $85,000 per year. As of July 1, 2002, Mr. Wilson received a raise and his current annual salary is $170,000 per year. During the period ended September 30, 2002, Mr. Wilson has received a total of $60,208.

Employment Agreements

IWH does not have employment agreements with its executive officers, directors, or significant employees.




PAGE-26-




Financial Statements.

a) Audited Financial Statements








                      iWizard Holding, Inc.
                  (A Development Stage Company)

                         Balance Sheets
                              as of
                          June 30, 2002

                               and

                    Statements of Operations,
              Changes in Stockholders' Equity, and
                           Cash Flows
                         for the period
              October 12, 2001 (Date of Inception)
                             through
                          June 30, 2002















PAGE-27-




               TABLE OF CONTENTS

                                    PAGE

Independent Auditor's Report         1

Balance Sheets                       2

Statements of Operations             3

Statements of Changes in             4
Stockholders' Equity

Statements of Cash Flows             5

Footnotes                            6














PAGE-28-




G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)

                  INDEPENDENT AUDITOR'S REPORT

September 11, 2002

Board of Directors
iWizard Holding, Inc.
Las Vegas, NV

I have audited the Balance Sheets of iWizard Holding, Inc. (the "Company") (A Development Stage Company), as of June 30, 2002, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period October 12, 2001 (Date of Inception) to June 30, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iWizard Holding, Inc. (A Development Stage Company) as of June 30, 2002, and the results of its operations and cash flows for the period October 12, 2001 (Date of Inception) to June 30, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ G. Brad Beckstead, CPA

G. Brad Beckstead, CPA




PAGE-29-F1




                      iWizard Holding, Inc.
                  (a Development Stage Company)
                         Balance Sheets

                                         June 30,     December 31,
                                           2002         2001
Assets                                 -----------   --------------

Current assets:
 Cash                                  $   107,911    $     449
 Accounts receivable                        67,000            -
 Accounts receivable - related party         3,686            -
 Employee advances - related party           1,000            -
                                       -----------   --------------
   Total current assets                    179,597          449
                                       -----------   --------------

Fixed assets, net                          161,144            -

Other assets:
 Technology agreement                        1,911        1,978
 Security deposit                            4,897            -
                                       -----------   --------------
   Total other assets                        6,808        1,978
                                       -----------   --------------
                                       $   347,549    $   2,427
                                       ===========   ==============
Liabilities and Stockholders' Equity
(Deficit)
Current liabilities:
 Accounts payable                      $    14,941    $   3,775

 Accounts payable - related party           25,266            -
 Payroll liabilities                         3,228        2,451
 Sales tax payable                              50            -
 Due to related party                        5,000        5,000
                                       -----------   --------------
   Total current liabilities                48,485       11,226
                                       -----------   --------------
Stockholders' equity (deficit):
 Preferred stock, $0.001 par value,
 5,000,000 shares
   authorized, no shares issued or
  outstanding                                    -            -
 Common stock, $0.001 par value,
 20,000,000 shares
   authorized, 11,029,000 and
  10,000,000 shares issued
   and outstanding as of 6/30/02 and
  12/31/01, respectively                    11,029       10,000

 Additional paid-in capital                513,471            -
 (Deficit) accumulated during
 development stage                       (225,436)     (18,799)
                                       -----------   --------------
                                           299,064      (8,799)
                                       -----------   --------------
                                       $              $
                                           347,549        2,427
                                       ===========   ==============



 The accompanying notes are an integral part of these financial statements.




PAGE-30-F2




                      iWizard Holding, Inc.
                  (a Development Stage Company)
                    Statements of Operations


                                    For the     October       October
                                   six-month   12, 2001       12, 2001
                                    period    (Inception)    (Inception)
                                     ended        to            to
                                   June 30,    December 31    June 30,
                                     2002        2001           2002
                                 -----------   -----------   -----------

Revenue                          $   154,307   $         -   $   154,307
                                 -----------   -----------   -----------
Expenses:
 General and administrative          207,434        16,777       224,211
 expenses
 General and administrative           18,600         2,000        20,600
 expenses - related party
 Executive compensation              125,185             -       125,185
 Depreciation and amortization         9,725            22         9,747
                                 -----------   -----------   -----------
   Total expenses                    360,944        18,799       379,743
                                 -----------   -----------   -----------
Other income/expense:
 Interest income

Net (loss)                       $             $             $
                                    (206,637)      (18,799)     (225,436)
                                 ===========   ===========   ===========

Weighted average number of
 common shares outstanding -
 basic and fully diluted          10,005,685    10,000,000
                                 ===========   ===========
Net (loss) per share - basic     $     (0.02)  $     (0.00)
and fully diluted                ===========   ===========



 The accompanying notes are an integral part of these financial statements.





PAGE-31-F3




                      iWizard Holding, Inc.
                  (a Development Stage Company)
          Statement of Changes in Stockholders' Equity

                                                         (Deficit)
                                                         Accumulated
                          Common Stock       Additional  During       Total
                                             Paid-in     Development  Stock
                      Shares      Amount     Capital     Stage        holders'
                                                                      Equity
                   ---------   ---------   -----------   ----------  ---------
October 2001
  Founders shares
  issued for cash  2,000,000   $   2,000    $       -     $          $  2,000

October 2001
  Founders shares
  issued in
 exchange
  for technology   2,000,000       2,000            -                   2,000
 agreement

October 2001
  Founders shares
  issued in
 exchange
  for services     6,000,000       6,000            -                   6,000


Net (loss)
  October 12,
 2001
  (inception) to
  December 31,
 2001                                                     (18,799)    (18,799)
                   ---------   ---------   -----------   ----------  ---------
Balance, December
31, 2001          10,000,000      10,000            -     (18,799)     (8,799)

June 2002
  Private
 placement         1,029,000       1,029      513,471                 514,500

Net (loss)
  For the period
 ended
  June 30, 2002
                                                         (206,637)   (206,637)
                   ---------   ---------   -----------   ----------  ---------
Balance, June 30, 11,029,000   $  11,029   $  513,471  $ (225,436)  $ 299,064
2002               =========   =========   ===========   ==========  =========


 The accompanying notes are an integral part of these financial statements.





PAGE-32-F4




                      iWizard Holding, Inc.
                  (a Development Stage Company)
                    Statements of Cash Flows

                               For the six-   October        October
                                  month       12, 2001       12, 2001
                                  period     (Inception)    (Inception)
                                  ended          to             to
                                 June 30,     December 31,   June 30,
                                   2002         2001          2002
Cash flows from operating      ------------   ------------  -----------
activities
Net (loss)                     $              $            $
                                   (206,637)    (18,799)   (225,436)
 Shares issued for services               -       6,000       6,000
 Depreciation and amortization        9,725          22       9,747
Adjustments to reconcile net
(loss) to
 net cash (used) by operating
 activities:
   (Increase) in accounts          (67,000)           -
   receivable                                               (67,000)
   (Increase) in accounts           (3,686)           -
   receivable - related party                                (3,686)
   (Increase) in employee           (1,000)           -
   advances - related party                                  (1,000)
   (Increase) in security           (4,897)           -
   deposit                                                   (4,897)
   Increase in accounts              11,166       3,775      14,941
   payable
   Increase in accounts              25,266           -      25,266
   payable - related party
   Increase in payroll                  777       2,451       3,228
   liabilities
   Increase in sales tax                 50           -          50
   payable
   Increase in due to related             -       5,000       5,000
   party                       ------------   ------------  -----------
Net cash (used) by operating                    (1,551)
activities                        (236,236)                (237,787)
                               -----------   ------------   -----------
Cash flows from investing
activities
 Purchase of fixed assets
                                  (170,802)           -    (170,802)
Net cash (used) by investing   -----------   ------------   -----------
activities                        (170,802)           -    (170,802)
                               -----------   ------------   -----------
Cash flows from financing
activities
 Issuances of common stock         514,500        2,000     516,500
                               -----------   ------------   -----------
Net cash provided by financing     514,500        2,000     516,500
activities                     -----------   ------------   -----------

Net increase in cash               107,462          449     107,911

Cash - beginning                       449            -           -
                               -----------   ------------   -----------
Cash - ending                  $   107,911   $      449    $ 107,911

Supplemental disclosures:
    Interest paid              $         -   $        -    $       -
                               ===========   ============   ===========
    Income taxes paid          $         -   $        -    $       -
                               ===========   ============   ===========
Non-cash transactions:
 Shares issued for services    $         -   $    6,000    $   6,000
                               ===========   ============   ===========
 Number of shares issued for             -    6,000,000    6,000,000
 services                      ===========   ============   ===========

 Shares issued for technology  $         -   $    2,000    $   2,000
 agreement                     ===========   ============   ===========
 Number of shares issued for             -    2,000,000    2,000,000
 technology agreement          ===========   ============   ===========



 The accompanying notes are an integral part of these financial statements.




PAGE-33-F5




                      iWizard Holding, Inc.
                  (a Development Stage Company)
                              Notes

Note 1 - Summary of significant accounting policies

Organization
The Company was organized on October 12, 2001 (Date of Inception) under the laws of the State of Nevada, as iWizard Holding, Inc. The Company has minimal operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 20,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of June 30, 2002 and December 31, 2001.

Fixed Assets
Property and equipment are recorded at historical cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives as follows:

Computer equipment            5 years
Furniture and fixtures        5 years

Intangible Assets
Intangible assets subject to amortization include costs to acquire the technology and are being amortized on a straight-line basis over fifteen years.

Revenue recognition
The Company recognizes revenue in the period that it is earned.

Advertising costs
The Company expenses all costs of advertising as incurred. There were advertising costs in the amounts of $717 and $0 included in general and administrative expenses as of June 30, 2002 and December 31, 2001, respectively.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2002 and December 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long-lived assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at June 30, 2002 and December 31, 2001.




PAGE-34-F6




Reporting on the costs of start-up activities
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Loss per share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. As of June 30, 2002 and December 31, 2001, the Company had no dilutive common stock equivalents, such as stock options or warrants.

Dividends
The  Company has not yet adopted any policy regarding payment  of
dividends.   No  dividends  have  been  paid  or  declared  since
inception.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes
The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-
current   depending  on  the  periods  in  which  the   temporary
differences are expected to reverse.

Recent pronouncements
In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill, if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill and indefinite-lived intangible assets, including that acquired before initial application of the standard, will not be amortized but will be tested for impairment at least annually. The new standard is effective for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 142 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.




PAGE-35-F7




In July 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 144 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

Stock-Based Compensation
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Year end
The Company has adopted December 31 as its fiscal year end.

Note 2 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $194,608 for the period from October 12, 2001 (inception) to June 30, 2002, and had minimal sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through debt and/or equity financing. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 3 - Fixed assets

During the six-month period ended June 30, 2002, the Company purchased computer software and equipment in the amount of $133,983 and furniture in the amount of $36,819. The Company recorded depreciation expense in the amount of $9,658 during the six-month period ended June 30, 2002.

Some of the computer equipment valued at historical cost of $86,266 was purchased from a Diamondback Voicemail Systems (Diamondback); a company owned 100% by Irvin Wilson who is also an officer, director and shareholder of the Company. As of June 30, 2002, the Company has paid a total $61,000 to Mr. Wilson for the assets.

In addition, some of the furniture valued at historical cost of $33,825 was purchased from the James Piccolo, president of the Company, who is also a director and shareholder of the Company. As of June 30, 2002, the Company has paid a total of $33,825 to Mr. Piccolo for the assets.




PAGE-36-F8




Note 4 - Technology transfer agreement

The Company entered into a Technology Transfer Agreement dated October 26, 2001 with Diamondback Voicemail Systems (Diamondback) and Irvin Wilson, the president of Diamondback, whereby any and all rights were conveyed to the Company from Diamondback in consideration for 2,000,000 shares of its $0.001 par value common stock valued at $2,000. The 2,000,000 shares of common stock of the Company were issued to Irvin Wilson.

Amortization of the intangible asset is provided using the straight-line method of depreciation over a period of 15 years. Upon commencement of significant operations, the Company will periodically review the carrying value of the intangible assets to determine whether the carrying amount of an asset is recoverable. The primary indicators of recoverability are current or forecasted profitability of the patents, measured as profit before interest and amortization of the related intangible assets compared to their carrying values. The Company recorded amortization expense in the amount of $67 and $22 for the six-month period ended June 30, 2002 and for the period ended December 31, 2001, respectively.

Note 5 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

  U.S federal statutory rate      (34.0%)

  Valuation reserve                34.0%
                                 ----------
  Total                               -%
                                 ==========

As of December 31, 2001, the Company has a net operating loss carry forward of approximately $18,799, respectively, for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will expire in 2021.

Note 6 - Stockholder's equity

The Company is authorized to issue 20,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

On  October 26, 2001, the Company issued 2,000,000 shares of  its
$0.001 par value common stock as founders' shares to an officer and director of the Company for total cash in the amount of $2,000.

On  October 26, 2001, the Company issued 2,000,000 shares of  its
$0.001 par value common stock as founders' shares to an officer and director of the Company for a technology transfer agreement valued at $2,000.

On October 26, 2001, the Company issued 6,000,000 shares of its $0.001 par value common stock as founders' shares to several entities and individuals, of which one individual is an officer and director of the Company, in exchange for services valued at $6,000.

During June 2002, the Company issued 1,029,000 shares of its $0.001 par value common stock for total cash of $514,500 pursuant to a private placement.

There have been no other issuances of common stock and/or preferred stock.




PAGE-37-F9




Note 7 - Warrants and options

As of June 30, 2002 and December 31, 2001, there were no warrants or options outstanding to acquire any additional shares of common and/or preferred stock.

Note 8 - Commitments

On March 8, 2002, the Company entered into a sublease agreement with TBA Entertainment Group Phoenix, Inc. (TBA). The term of the lease commences on March 15, 2002 and ends on October 31, 2006. The monthly rental payments are as follows:

  Period        Monthly Amount
------------------------------
 3/15/02 -       $  2,449
  3/31/02

 4/1/02 -        $  4,897
 10/31/02

 11/1/02 -       $  7,499
 10/31/03

 11/1/03 -       $  7,652
 10/31/04

 11/1/04 -       $  7,805
 10/31/05

 11/1/05 -       $  7,958
 10/31/06

As of June 30, 2002, the Company paid TBA a refundable security deposit of $4,897 and rent totaling $22,038.

On  April  15,  2002, the Company entered into  a  joint  venture agreement  with  Signature Marketing Services  (SMS)  to  provide services relating to lead generation and rich media communications. Both parties have agreed to split revenues and expenses equally. On May 15, 2002, the Company and SMS signed a letter of intent with Sitewire to begin work on a lead generation and management system. The total estimated cost of the project is approximately $43,050. As of June 30, 2002, the Company has paid a total of $12,029.

Note 9 - Employment agreements

On January 1, 2002, the Company started to compensate John Knoll, a director and shareholder, for his position as the chief technical officer of the Company. Mr. Knoll's current annual salary is $84,000 per year. During the period ended June 30, 2002, Mr. Knoll has received a total of $59,352.

On February 1, 2002, the Company started to compensate David Wilson, a director and shareholder, for his position as the vice president of the Company. Mr. Wilson's current annual salary is $85,000 per year. During the period ended June 30, 2002, Mr. Wilson has received a total of $30,417.

On May 1, 2002, the Company started to compensate James Piccolo, a director and shareholder, for his position as the president of the Company. Mr. Piccolo's annual salary is $85,000 per year. During the period ended June 30, 2002, Mr. Piccolo has received a total of $17,708.

On May 1, 2002, the Company started to compensate Irvin Wilson, a director and shareholder, for his position as the chief development engineer of the Company. Mr. Wilson's annual salary is $85,000 per year. During the period ended June 30, 2002, Mr. Wilson has received a total of $17,708.




PAGE-38-F10




Note 10 - Related party transactions

On  October 26, 2001, the Company issued 2,000,000 shares of  its
$0.001 par value common stock as founders' shares to an officer and director of the Company for total cash in the amount of $2,000.

On  October 26, 2001, the Company issued 2,000,000 shares of  its
$0.001 par value common stock as founders' shares to an officer and director of the Company for a technology transfer agreement valued at $2,000.

On October 26, 2001, the Company issued a total of 2,750,000 shares of its $0.001 par value common stock as founders' shares to two individuals, of which one individual is an officer and director of the Company and the wife of the president of the Company, and the other individual is the mother of the president of the Company, in exchange for services valued at $2,750.

During the period ended December 31, 2001, the president of the Company loaned $5,000 to the Company, which bears no interest and is due upon demand. As of June 30, 2002, the current balance due is $5,000.

On May 1, 2002, the Company started to compensate James Piccolo, a director and shareholder, for his position as the president of the Company. Mr. Piccolo's annual salary is $85,000 per year. During the period ended June 30, 2002, Mr. Piccolo has received a total of $17,708.

On May 1, 2002, the Company started to compensate Irvin Wilson, a director and shareholder, for his position as the chief development engineer of the Company. Mr. Wilson's annual salary is $85,000 per year. During the period ended June 30, 2002, Mr. Wilson has received a total of $17,708.

As of June 30, 2002, the Company had accounts receivable totaling
$3,686 due from an entity, of which the president of the Company is the general partner.

As of June 30, 2002, the Company had an employee advance in the amount of $1,000 due from James Piccolo, president of the Company, who is also a director and shareholder of the Company.

As  of  June 30, 2002, the Company had accounts payable  totaling
$25,266   which   is   due  to  Diamondback   Voicemail   Systems
(Diamondback), a company owned 100% by Irvin Wilson who is also an officer, director and shareholder of the Company.

During  the period ended June 30, 2002, the Company paid  $15,000 for Internet expenses to an entity, of which the president of the Company is the general partner.

During  the  period ended June 30, 2002, the Company paid  $3,600 for rent expense to an officer, director and shareholder of the Company.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.




PAGE-39-F11




b) Interim Financial Statements

                      iWizard Holding, Inc.
                  (a Development Stage Company)
                         Balance Sheets
                           (unaudited)

                                        September 30,
                                           2002
Assets                                 ----------------

Current assets:
 Cash                                  $    27,066
 Accounts receivable                       262,500
 Accounts receivable - related party         6,343
 Employee advances - related party           1,368
                                       ----------------
   Total current assets                    297,277
                                       ----------------
Fixed assets, net                          174,681

Other assets:
 Technology agreement                        1,878
 Security deposit                            4,897
                                       ----------------
   Total other assets                        6,775
                                       ----------------
                                       $   478,733
                                       ================

Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                      $     5,918
 Accounts payable - related party           25,266
 Payroll liabilities                         6,111
 Due to related party                        2,000
                                       ----------------
   Total current liabilities                39,295
                                       ----------------
Stockholders' equity:
 Preferred stock, $0.001 par value,
 5,000,000 shares
   authorized, no shares issued or
  outstanding                                    -
 Common stock, $0.001 par value,
 20,000,000 shares
   authorized, 11,029,000 shares
  issued and outstanding                    11,029
 Additional paid-in capital                513,471
 (Deficit) accumulated during
 development stage                        (85,062)
                                       ----------------
                                           439,438
                                       ----------------
                                       $   478,733
                                       ================



 The accompanying notes are an integral part of these financial statements.




PAGE-40-




                      iWizard Holding, Inc.
                  (a Development Stage Company)
                    Statements of Operations
                           (unaudited)

                                   For the three-  For the nine-   October 12,
                                       month          month            2001
                                    period ended   period ended    (Inception)
                                                                        to
                                   September 30,    September        September
                                                       30,              30,
                                        2002          2002             2002
                                   --------------  ------------  -------------

Revenue                              $   443,487    $  597,794   $   597,794
                                   --------------  ------------  -------------
Expenses:
 General and administrative              162,492       369,926        386,703
 expenses
 General and administrative                    -        18,600         20,600
 expenses - related party
 Executive compensation                  131,250       256,435        256,435
 Depreciation and amortization             9,371        19,096         19,118
                                   --------------  ------------  -------------
  Total expenses                         303,113       664,057        682,856
                                   --------------  ------------  -------------
Net (loss)                           $   140,374    $  (66,263)   $   (85,062)
                                   ==============  ============  =============
Weighted average number of
 common shares outstanding - basic    11,029,000    10,350,538
 and fully diluted                 ==============  ============

Net (loss) per share - basic and     $      0.01    $    (0.01)
fully diluted                      ==============  ============


 The accompanying notes are an integral part of these financial statements.









PAGE-41-




                      iWizard Holding, Inc.
                  (a Development Stage Company)
                    Statements of Cash Flows
                           (unaudited)

                                   For the nine-     October 12,
                                       month            2001
                                   period ended     (Inception) to
                                    September         September
                                        30,              30,
                                       2002             2002
Cash flows from operating         --------------   ---------------
activities
Net (loss)                        $    (66,263)    $  (85,062)
 Shares issued for services                   -         6,000
 Depreciation and amortization           19,096        19,118
Adjustments to reconcile net
(loss) to
 net cash (used) by operating
 activities:
   (Increase) in accounts              (262,500)     (262,500)
  receivable
   (Increase) in accounts                (6,343)       (6,343)
  receivable - related party
   (Increase) in employee advances       (1,368)       (1,368)
  - related party
   (Increase) in security deposit        (4,897)       (4,897)
   Increase in accounts payable           2,143         5,918
   Increase in accounts payable -        25,266        25,266
  related party
   Increase in payroll liabilities        3,660         6,111
   Increase (decrease) in due to         (3,000)        2,000
  related party                   --------------   ---------------
Net cash (used) by operating           (294,206)     (295,757)
activities                        --------------   ---------------
Cash flows from investing
activities
 Purchase of fixed assets              (193,677)     (193,677)
Net cash (used) by investing           (193,677)     (193,677)
activities                        --------------   ---------------
Cash flows from financing
activities
 Issuances of common stock              514,500       516,500
Net cash provided by financing          514,500       516,500
activities                        --------------   ---------------
Net increase in cash                     26,617        27,066
Cash - beginning                            449             -
                                  --------------   ---------------
Cash - ending                     $      27,066  $     27,066
Supplemental disclosures:         ==============   ===============
 Interest paid                    $           -  $          -
 Income taxes paid                $           -  $          -
Non-cash transactions:            ==============   ===============
 Shares issued for services       $           -  $      6,000
 Number of shares issued for                  -     6,000,000
 services                         ==============   ===============
 Shares issued for technology     $           -  $      2,000
 agreement                        ==============   ===============
 Number of shares issued for                  -     2,000,000
 technology agreement             ==============   ===============


 The accompanying notes are an integral part of these financial statements.




PAGE-42-




                      iWizard Holding, Inc.
                  (a Development Stage Company)
                              Notes

Note 1 - Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2001 and notes thereto included in the Company's Form SB-2. The Company follows the same accounting policies in the preparation of interim reports. Results of operations for the interim periods are not indicative of annual results.

Note 2 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $85,062 for the period from October 12, 2001 (inception) to September 30, 2002, and had sales of $597,794. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through debt and/or equity financing. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 3 - Fixed assets

During the nine-month period ended September 30, 2002, the Company purchased computer software and equipment in the amount of $149,440 and furniture in the amount of $44,237. The Company recorded depreciation expense in the amount of $9,271 during the nine-month period ended September 30, 2002.

Some of the computer equipment valued at historical cost of $86,266 was purchased from a Diamondback Voicemail Systems (Diamondback); a company owned 100% by Irvin Wilson who is also an officer, director and shareholder of the Company. As of September 30, 2002, the Company has paid a total $61,000 to Mr. Wilson for the assets.

In addition, some of the furniture valued at historical cost of $33,825 was purchased from the James Piccolo, president of the Company, who is also a director and shareholder of the Company. As of September 30, 2002, the Company has paid a total of $33,825 to Mr. Piccolo for the assets.

Note 4 - Technology transfer agreement

During the nine-month period ended September 30, 2002, the Company did not acquire any new assets as part of the technology transfer agreement. The Company recorded amortization expense in the amount of $100 for the nine-month period ended September 30, 2002.




PAGE-43-




Note 5 - Stockholder's equity

The Company is authorized to issue 20,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

As of December 31, 2001, the Company had 10,000,000 shares of its $0.001 par value common stock issued and outstanding.

During June 2002, the Company issued 1,029,000 shares of its $0.001 par value common stock for total cash of $514,500 pursuant to a private placement.

There have been no other issuances of common stock and/or preferred stock.

Note 6 - Commitments

On March 8, 2002, the Company entered into a sublease agreement with TBA Entertainment Group Phoenix, Inc. (TBA). The term of the lease commences on March 15, 2002 and ends on October 31, 2006. The monthly rental payments are as follows:

  Period        Monthly Amount
--------------------------------
3/15/02   -     $  2,449
3/31/02

4/1/02    -     $  4,897
10/31/02

11/1/02   -     $  7,499
10/31/03

11/1/03   -     $  7,652
10/31/04

11/1/04   -     $  7,805
10/31/05

11/1/05   -     $  7,958
10/31/06

As of September 30, 2002, the Company paid TBA a refundable security deposit of $4,897 and rent totaling $31,833.

On April 15, 2002, the Company entered into a joint venture agreement with Signature Marketing Services (SMS) to provide services relating to lead generation and rich media communications. Both parties have agreed to split revenues and expenses equally. On May 15, 2002, the Company and SMS signed a letter of intent with Sitewire to begin work on a lead generation and management system. The total estimated cost of the project is approximately $43,050. As of September 30, 2002, the Company has paid a total of $12,029.

Note 7 - Employment agreements

On January 1, 2002, the Company started to compensate John Knoll, a director and shareholder, for his position as the chief technical officer of the Company at a rate of $85,000 per year. As of July 1, 2002, Mr. Knoll received a raise and his current annual salary is $100,000 per year. During the period ended September 30, 2002, Mr. Knoll has received a total of $84,352.

On February 1, 2002, the Company started to compensate David Wilson, a director and shareholder, for his position as the vice president of the Company. Mr. Wilson's current annual salary is $85,000 per year. During the period ended September 30, 2002, Mr. Wilson has received a total of $51,667.

On May 1, 2002, the Company started to compensate James Piccolo, a director and shareholder, for his position as the president of the Company at a rate of $85,000 per year. As of July 1, 2002, Mr. Piccolo received a raise and his current annual salary is $170,000 per year. During the period ended September 30, 2002, Mr. Piccolo has received a total of $60,208.




PAGE-44-




On May 1, 2002, the Company started to compensate Irvin Wilson, a director and shareholder, for his position as the chief development engineer of the Company at a rate of $85,000 per year. As of July 1, 2002, Mr. Wilson received a raise and his current annual salary is $170,000 per year. During the period ended September 30, 2002, Mr. Wilson has received a total of $60,208.

Note 8 - Related party transactions

During  the period ended December 31, 2001, the president of  the
Company loaned $5,000 to the Company, which bears no interest and
is  due  upon  demand.   As of September 30,  2002,  the  current
balance due is $2,000.

On May 1, 2002, the Company started to compensate James Piccolo, a director and shareholder, for his position as the president of the Company. (See Note 7)

On May 1, 2002, the Company started to compensate Irvin Wilson, a
director   and  shareholder,  for  his  position  as  the   chief
development engineer of the Company.  (See Note 7)

As of September 30, 2002, the Company had accounts receivable totaling $6,343 due from an entity, of which the president of the Company is the general partner.

As of September 30, 2002, the Company had an employee advance in the amount of $1,368 due from James Piccolo, president of the Company, who is also a director and shareholder of the Company.

As  of  September  30,  2002, the Company  had  accounts  payable totaling $25,266 which is due to Diamondback Voicemail Systems (Diamondback), a company owned 100% by Irvin Wilson who is also an officer, director and shareholder of the Company. (See Note
3)

During  the  period ended September 30, 2002,  the  Company  paid
$15,000 for Internet expenses to an entity, of which the president of the Company is the general partner.

During  the  period ended September 30, 2002,  the  Company  paid
$3,600 for rent expense to an officer, director and shareholder of the Company.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.










PAGE-45-




Changes  In and Disagreements With Accountants on Accounting  and
Financial Disclosure.

None.



































PAGE-46-




              Dealer Prospectus Delivery Obligation
              -------------------------------------

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




























PAGE-47-





             INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

IWH's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer, which affects such person's liability in his/her capacity of a present or former director or officer . IWH indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at IWH's request as one of its officers or directors. IWH may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of IWH's directors or officers. Such
individual  must  have  conducted  himself  in  good  faith   and
reasonably believed that his conduct was in, or not opposed to, IWH's best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. IWH has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling Stockholders will be responsible for any related commissions, taxes, attorney's fees, and related charges in connection with the offer and sale of the Shares. All amounts are estimated except the SEC Registration Fee.

SEC Registration Fee                    $82
EDGAR Conversion Fees                $1,500
Blue Sky Qualification Fees            $250
and Expenses
Accounting Fees and Expenses         $1,000
Legal Fees and Expenses              $5,000
Printing and Engraving                 $200
Miscellaneous                        $1,000
                                  -----------
Total                             $9,032.00
                                  ===========




PAGE-48-




Recent Sales of Unregistered Securities.

The articles of IWH authorized the issuance of twenty million (20,000,000) shares of common stock with par value of $0.001 per share and five million (5,000,000) shares of Preferred Stock with par value of $0.001 per share. As of the date of this Prospectus, IWH has 11,029,000 shares of its $0.001 par value common stock issued and outstanding held by approximately 35 shareholders of record.

On October 26, 2001, IWH issued 2,000,000 shares of its $0.001 par value common stock as founders' shares to James P. Piccolo, an officer and director of IWH, at par ($0.001 per share) for services valued at $2,000. Mr. Piccolo is a sophisticated investor who, at the time of the investment, as the founder of IWH was in possession of all available material information about IWH.

On October 26, 2001, IWH issued 2,000,000 shares of its $0.001 par value common stock as founders' shares to Mary E. Piccolo, an officer and director of IWH, at par ($0.001 per share) for cash in the total amount of $2,000. At the time of the investment, Mary E. Piccolo was thoroughly familiar with all available material information about IWH, which she obtained as a founder of IWH from a draft of the business plan and other information provided by Mr. Piccolo. The involvement of Mary E. Piccolo with founding IWH lent her a degree of sophistication sufficient to evaluate the risks and uncertainties of investing in IWH.

On October 26, 2001, IWH issued 2,000,000 shares of its $0.001 par value common stock as founders' shares to Irvin Wilson, an officer and director of IWH, at par ($0.001 per share) for a technology transfer agreement valued at $2,000. At the time of the investment, Mr. Wilson was thoroughly familiar with all available material information about IWH, which he obtained as a founder of IWH and in the process of negotiating the technology transfer agreement. Mr. Wilson's experience and understanding of the IWH's business plan lent him a degree of sophistication sufficient to evaluate the risks and uncertainties of investing in IWH.

On October 26, 2001, IWH issued 250,000 shares of its $0.001 par value common stock as founders' shares to John R. Knoll, the
Chief Technical Officer of IWH, at par ($0.001 per share) for corporate advisory services valued at $250. Mr. Knoll has been a shareholder in several corporations and is a sophisticated investor. At the time of the investment, Mr. Knoll was thoroughly familiar with all available material information about IWH, which he obtained as a founder of IWH from a draft of the business plan and other information provided by Mr. Piccolo.

On October 26, 2001, IWH issued 750,000 shares of its $0.001 par value common stock as founders' shares to M. Patricia Piccolo, the mother of James P. Piccolo, at par ($0.001 per share) for services valued at $750. At the time of the investment, M.
Patricia Piccolo was thoroughly familiar with all available material information about IWH, which she obtained as a founder of IWH from a draft of the business plan and other information provided by Mr. Piccolo. The involvement of M. Patricia Piccolo with founding IWH lent her a degree of sophistication sufficient to evaluate the risks and uncertainties of investing in IWH.

On October 26, 2001, IWH issued 3,000,000 shares of its $0.001 par value common stock as founders' shares to five (6) non-affiliated entities and individuals at par ($0.001 per share) in exchange for services valued at $3,000. All five non-affiliated entities and individuals were sophisticated investors and were thoroughly familiar with all material information about IWH, which they obtained as founders of IWH from a draft of the business plan and other information provided by Mr. Piccolo.




PAGE-49-




None of the issuances of common stock by IWH on October 26, 2001 involved any public solicitation.

On the basis of the above facts IWH claims that the issuance of a total of 10,000,000 shares of its $0.001 par value common stock on October 26, 2001 was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of
1933.   All purchasers of the 10,000,000 shares of IWH's stock
on October 26, 2001 acquired their shares for investment purposes and not with a view to distribution. Most of those investors were IWH's affiliates and the rest received their shares for services related to the long-term development of IWH's business. IWH believes that these facts serve as sufficient assurance of the investors' intent.

During June 2002, IWH issued 1,029,000 shares of its $0.001 par value common stock for total cash of $514,500 (at $0.50 per
share)  pursuant  to  a  private placement.   That  offering  was
conducted pursuant to an exemption from registration under Regulation D, Rule 506 of the Securities Act of 1933, as amended.
The  offering  did not involve any public  solicitation.   The
investors in the offering were accredited investors or sophisticated investors, within the meaning of, and subject to the limits set by, Rule 501 of Regulation D under the Securities Act of 1933, as amended. All investors had access to material information about IWH, which IWH made available to prospective investors in accordance with the requirements of Regulation D under the Securities Act of 1933, as amended.

Exhibits.

Exhibit           Name and/or Identification of Exhibit
 Number
-------------------------------------------------------------------
   3.    Articles of Incorporation & By-Laws
         (a)  Articles of Incorporation of IWH filed on October
              12, 2001.*
         (b)  Bylaws of IWH adopted on October 26, 2001.*

   5.    Opinion on Legality
         Attorney Opinion Letter.*

  10.    Material Contracts
         a) Technology Transfer Agreement.*
         c) Sublease Agreement.*
         d) Service Agreement with Cashflow Technologies, Inc.
           with Exhibits and Attachments.

  23.    Consent of Experts and Counsel
         a) Consent of Counsel, incorporated by reference to
         Exhibit 5 of this filing.*
         b) Consent of Independent Auditor.

         *previously filed





PAGE-50-




Undertakings.

In this Prospectus, IWH is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, IWH is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) which are to be offered or sold solely by or on behalf of a person or persons other than the registrant, (b) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness, and (c) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, IWH includes the following undertakings in this Prospectus:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Prospectus:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
     information   set  forth  in  the  Registration   Statement.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






PAGE-51-




                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Scottsdale State of Arizona on January 14, 2003.

                      iWizard Holding, Inc.
                    -------------------------
                          (Registrant)

       By: /s/ James P. Piccolo, President & CEO, Director
          ---------------------

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature               Title                  Date
------------------------------------------------------------------
/s/ James P. Piccolo    President & CEO,      January 14, 2003
   ------------------       Director
  James P. Piccolo

/s/ Mary E. Piccolo   Secretary & Director    January 14, 2003
  ------------------
  Mary E. Piccolo

/s/ James P. Piccolo  Principal Financial     January 14, 2003
   ------------------       Officer
  James P. Piccolo

/s/ James P. Piccolo  Principal Accounting    January 14, 2003
   ------------------       Officer
  James P. Piccolo








PAGE-52-